UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 4, 2012

DICK’S SPORTING GOODS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31463	16-1241537
(Commission File Number)	(IRS Employer Identification No.)

345 Court Street Coraopolis, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(724) 273-3400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On April 4, 2012, Dick’s Sporting Goods, Inc. (the “Company”) issued a press release announcing the purchase of the intellectual property rights to the Top-Flite brand from the Callaway Golf Company.  The intellectual property rights acquired include all Top-Flite trademarks and service marks world-wide.

Separately, on April 4, 2012, the Company also issued a press release announcing that it has agreed to make a £20 million strategic investment in JJB Sports plc, a leading U.K. sports retailer (“JJB Sports”).  Under the terms of the agreement, the Company will purchase £18.75 million in junior secured convertible notes and £1.25 million in ordinary shares of JJB Sports, subject to the approval of JJB Sports’ shareholders.

Note: The information in this report (including the exhibits) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press Release regarding Top-Flite dated April 4, 2012 by Dick’s Sporting Goods, Inc. furnished herewith

99.2	Press Release regarding JJB Sports dated April 4, 2012 by Dick’s Sporting Goods, Inc. furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: April 5, 2012	By: /S/ TIMOTHY E. KULLMAN
	Name:	Timothy E. Kullman
	Title:	EVP – Finance, Administration
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release regarding Top-Flite dated April 4, 2012 by Dick’s Sporting Goods, Inc. furnished herewith

99.2	Press Release regarding JJB Sports dated April 4, 2012 by Dick’s Sporting Goods, Inc. furnished herewith